Exhibit A

Mr. Bedell also directly owns employee stock options to purchase shares of Class A Common Stock as follows:

Option to purchase 50,000 shares with (i) exercise price of $20.69 per share,
(ii) vesting in five equal annual installments beginning on 02/08/2004 and
(iii) expiration on 02/08/2013

Option to purchase 1,610 shares with (i) exercise price of $23.00 per share,
(ii) vesting as follows:
81 on 04/25/2002, 80 on 06/30/2002, 81 on 09/30/2002, 80 on 12/31/2002,
81 on 03/31/2003, 80 on 06/30/2003, 81 on 09/30/2003, 80 on 12/31/2003,
81 on 03/31/2004, 80 on 06/30/2004, 81 on 09/30/2004, 80 on 12/31/2004,
81 on 03/31/2005, 80 on 06/30/2005, 81 on 09/30/2005, 80 on 12/31/2005,
80 on 03/31/2006, 81 on 06/30/2006, 80 on 09/30/2006 and 81 on 12/31/2006
and (iii) expiration on 04/25/2012

Option to purchase 25,000 shares with (i) exercise price of $24.80 per share,
(ii) vesting in four equal annual installments beginning on 04/18/2002 and
(iii) expiration on 04/18/2011

Option to purchase 2,500 shares with (i) exercise price of $215.00 per share,
(ii) vesting in five equal installments with the first installment vesting on 04/01/2001 and the remaining four installments vesting annually beginning on 10/01/2001 and (iii) expiration on 10/17/2010

Option to purchase 10,000 shares with (i) exercise price of $393.13 per share, (ii) vesting in five equal annual installments beginning on 06/30/2001 and (iii) expiration on 06/16/2010

Option to purchase 51 shares with (i) exercise price of $179.38 per share,
(ii) vesting as follows:
3 on 06/30/2000, 2 on 09/30/2000, 3 on 12/31/2000, 2 on 03/31/2001,
3 on 06/30/2001, 2 on 09/30/2001, 3 on 12/31/2001, 2 on 03/31/2002,
3 on 06/30/2002, 2 on 09/30/2002, 3 on 12/31/2002, 2 on 03/31/2003,
3 on 06/30/2003, 3 on 09/30/2003, 2 on 12/31/2003, 3 on 03/31/2004,
3 on 06/30/2004, 2 on 09/30/2004, 3 on 12/31/2004 and 2 on 03/31/2005
and (iii) expiration on 05/30/2010

Option to purchase 655 shares with (i) exercise price of $179.38 per share,
(ii) vesting in five equal annual installments beginning on 06/30/2001 and
(iii) expiration on 05/30/2010

Option to purchase 1,000 shares with (i) exercise price of $1,390.63 per share, (ii) vesting in five equal annual installments beginning on 03/31/2001 and (iii) expiration on 03/01/2010

Option to purchase 105 shares with (i) exercise price of $1,698.75 per share,
(ii) vesting as follows:
5 on 3/31/2000, 5 on 6/30/2000, 5 on 9/30/2000, 6 on 12/31/2000,
5 on 3/31/2001, 5 on 6/30/2001, 5 on 9/30/2001, 6 on 12/31/2001,
5 on 3/31/2002, 5 on 6/30/2002, 5 on 9/30/2002, 6 on 12/31/2002,
5 on 3/31/2003, 5 on 6/30/2003, 5 on 9/30/2003, 6 on 12/31/2003,
5 on 3/31/2004, 5 on 6/30/2004, 5 on 9/30/2004 and 6 on 12/31/2004,
and (iii) expiration on 02/15/2010

Option to purchase 1,600 shares with (i) exercise price of $730.00 per share,
(ii) vesting in five equal annual installments beginning on 12/31/2000 and
(iii) expiration on 12/06/2009.